Exhibit 4

          STOCK PURCHASE AGREEMENT (this "Agreement"), dated as of June 5, 2001, by and among Liberty Digital, Inc., a Delaware corporation ("LDIG"), LDIG Move, Inc., a Delaware corporation and a wholly owned subsidiary of LDIG (the "Seller"), Cendant Corporation, a Delaware corporation
("Cendant"), Cendant Membership Services Holdings, Inc., a Delaware corporation and a wholly owned subsidiary of Cendant ("CMS").

          WHEREAS, LDIG and Cendant are parties to a Purchase Agreement, dated as of March 24, 2000 (the "Purchase Agreement") pursuant to which 1,598,030 shares (the "Tracking Stock Shares") of Cendant Corporation common stock designated as Move.com Tracking Stock, par value $0.01 per share, were issued and sold to Seller, as assignee of LDIG;

          WHEREAS, pursuant to Section 4.10 of the Purchase Agreement, LDIG and Cendant are to exchange on June 30, 2001 the Tracking Stock Shares for $50 million of the common stock, par value $.01 per share, of Cendant ("Cendant Common Stock");

          WHEREAS, the parties hereto deem it desirable and in their respective best interests to enter into this Agreement in satisfaction of their respective obligations under Section 4.10 of the Purchase Agreement.

          NOW THEREFORE, the parties hereto hereby agree as follows:

          1. SALES OF TRANSFERRED SECURITIES.

          (a) At the Closing, (i) Seller shall sell, assign, transfer and convey to Cendant, without representation or warranty (other than as expressly provided herein), all of its right, title and interest in and to the Tracking Stock Shares, free and clear of all Liens (as defined herein), other than Liens imposed as a result of actions by Cendant or its affiliates (as the term "affiliates" is defined in Rule 12b-2 under the Exchange Act, provided that LDIG and its affiliates shall not be deemed affiliates of Cendant and its affiliates) and (ii) Cendant shall, and shall cause CMS to, sell, assign, transfer and convey to Seller, without representation or warranty (other than as expressly provided herein), all of its right, title and interest in and to 1,164,048 shares (the "Homestore Shares") of common stock, par value $.001 per share ("Homestore Common Stock"), of Homestore.com, Inc. ("Homestore"), free and clear of all Liens, other than Liens imposed as a result of actions by Seller or its affiliates. The consideration to Seller for the sale of the Tracking Stock Shares shall include Cendant's obligation to pay to Seller the Adjustment Amount under the circumstances set forth in Section 1(b). The parties acknowledge and agree that the exchange of (x) the Tracking Stock Shares for (y) the Homestore Shares, together with Cendant's payment of the Adjustment Amount, if required, shall constitute satisfaction of the parties respective obligations under Section 4.10 of the Purchase Agreement.

          (b) In the event the Proceeds (as defined herein) from the sale of the Homestore Shares are less than $50 million, Cendant shall, subject to the terms of this Agreement, pay and deliver to Seller the Adjustment Amount (as defined herein) in accordance with the terms of this Agreement. The Adjustment Amount shall be payable, at Cendant's option (the exercise of which shall be set forth in a written notice to Seller delivered on the first business day following the Determination Date (as defined herein)), in (i) cash or (ii) a number of shares (the "Cendant Shares") of Cendant Common Stock, equal to (x) the Adjustment Amount divided by (y) the average of the per share closing prices of Cendant Common Stock on the New York Stock Exchange, Inc. (the "NYSE"), for each trading day during the 10 consecutive trading days immediately preceding the Determination Date (such per share price and number of shares to be appropriately adjusted in the event of any stock split, dividend, combination, recapitalization or similar event (or the record date thereof), occurring during such 10-day period). The "Adjustment Amount" will be equal to $50 million less the aggregate Proceeds of the sale of all of the Homestore Shares. The "Determination Date" shall be the date on which all Homestore Shares delivered to Seller as provided herein have been sold or otherwise disposed of by Seller. For purposes of this Agreement, all of the Homestore Shares shall be deemed to have been sold or otherwise disposed of upon the broker's execution of the trade relating to the last Homestore Share held in the Seller Account (as defined herein), and not the date of settlement of such trade. Seller shall cause the Bank (as defined herein) to provide notice to Seller and Cendant as to the occurrence of the Determination Date. For purposes of this Agreement, the term "business day" shall mean any day other than Saturday, Sunday, a holiday, a bank holiday or a day in which the NYSE is closed for business, and shall consist of the time period from 12:00 a.m. through 12:00 midnight Eastern time and the term "close of business" shall mean the close of business in New York City.

          (c) Prior to the Closing Date, Seller shall open a brokerage account (the "Seller Account") with Goldman Sachs & Co. (the "Bank"). At the Closing, Cendant shall, and shall cause CMS to, transfer the Homestore Shares to Seller and such shares shall be deposited in the Seller Account. Seller agrees to instruct the Bank to sell all Homestore Shares delivered to the Seller Account on or before the close of trading on the fifth (5th) trading day following (but not including) the Closing Date (which fifth
(5th) trading day will be extended by the number of days, if any, that sales of Homestore Common Stock are suspended from trading on the Nasdaq Stock Market) in accordance with written instructions mutually agreed upon by the parties. Seller shall instruct Bank to deliver on the Determination Date to Seller and Cendant a written report setting forth the Proceeds of the sale of the Homestore Shares. As used in this Agreement, the "Proceeds" shall be equal to the gross cash proceeds received by Seller from the sale of the Homestore Shares, without deduction of any sales or brokers' commissions, fees and discounts.

          (d) In the event that Cendant elects to pay the Adjustment Amount in cash pursuant to Section 1(b) hereof, Cendant shall pay to Seller, within two (2) business days of the Determination Date, such amount by wire transfer of immediately available funds to an account designated by Seller. In the event that Cendant elects to pay the Adjustment Amount by delivering the Cendant Shares to Seller pursuant to Section 1(b) hereof, Cendant shall deliver such Cendant Shares on or before the earlier of (i) the effective date of the Cendant Registration Statement or (ii) the third business day following the Determination Date to one or more accounts designated by the Seller in writing.

          2. CLOSING. The closing (the "Closing") shall take place at the offices of Skadden, Arps, Slate, Meagher & Flom LLP, Four Times Square, New York, New York 10036, simultaneously with the execution and delivery of this Agreement.

          3. REPRESENTATIONS AND WARRANTIES OF LDIG AND SELLER. LDIG and Seller jointly and severally represent and warrant to each of Cendant and CMS as follows:

          (a) ORGANIZATION. Each of LDIG and Seller is a corporation duly incorporated, validly existing and in good standing under the laws of the State of Delaware and has the requisite corporate power and authority to carry on its business substantially as it is now being conducted.

          (b) CORPORATE AUTHORIZATION. Each of LDIG and Seller has all requisite power and authority to execute, deliver and perform this Agreement and the transactions contemplated hereby, and the execution, delivery and performance by each of LDIG and Seller of this Agreement have been duly authorized by all requisite corporate action by each of LDIG and Seller. This Agreement has been duly executed and delivered by LDIG and Seller and, assuming due execution by Cendant and CMS, this Agreement constitutes a legal and binding obligation of each of LDIG and Seller, enforceable against each of LDIG and Seller in accordance with its terms, subject to applicable bankruptcy, insolvency, reorganization, fraudulent conveyance, moratorium or other similar laws relating to or affecting creditors' rights generally, and to general principles of equity (whether considered in a proceeding in equity or at law).

          (c) EXPERIENCE; ACCESS TO INFORMATION. In connection with any issuance of Cendant Shares to it in connection with the payment of the Adjustment Amount, each of LDIG and Seller represents and warrants to Cendant and CMS at the time of such issuance that (i) it is an accredited investor within the meaning of Regulation D promulgated by the Securities and Exchange Commission ("SEC") and, (ii) by virtue of its experience in evaluating and investing in private placement transactions of securities in companies similar to Cendant, it is capable of evaluating the merits and risks of its investment in Cendant, and has the capacity to protect its own interests; LDIG and Seller each acknowledges that neither Cendant nor CMS has made any representation or warranty as to the future profitability, success or business prospects of Cendant.

          (d) VALID TITLE. The Tracking Stock Shares are owned by Seller free and clear of any liens, claims, security interests, encumbrances, restrictions on transfer (other than restrictions imposed under federal or state securities laws) or voting (collectively, "Liens"), other than Liens imposed as a result of actions by Cendant or its affiliates. At the Closing, Cendant will receive good title to the Tracking Stock Shares.

          (e) REQUIRED APPROVALS; NOTICES AND CONSENTS. Except as described herein, no consent or approval of, other action by, or any notice to, any governmental body or agency, domestic or foreign, or any third party is required in connection with the execution and delivery by LDIG and Seller of this Agreement or the consummation by LDIG and Seller of the transactions contemplated hereby.

          (f) NO ADDITIONAL REPRESENTATIONS. THE REPRESENTATIONS AND WARRANTIES SET FORTH IN THIS SECTION 3 ARE THE ONLY REPRESENTATIONS AND WARRANTIES MADE BY LDIG AND SELLER. EXCEPT AS SPECIFICALLY SET FORTH HEREIN, ALL WARRANTIES, EXPRESS OR IMPLIED, ARE HEREBY DISCLAIMED AND EXCLUDED, INCLUDING WARRANTIES OF MERCHANTABILITY AND FITNESS FOR A PARTICULAR PURPOSE. IN NO EVENT SHALL LDIG OR SELLER BE LIABLE FOR SPECIAL, INCIDENTAL OR CONSEQUENTIAL DAMAGES.

          4. REPRESENTATIONS AND WARRANTIES OF CENDANT AND CMS. Cendant and CMS jointly and severally represent and warrant to Seller and LDIG as of the date hereof as follows:

          (a) ORGANIZATION. Each of Cendant and CMS is a corporation duly incorporated, validly existing and in good standing under the laws of the State of Delaware and has the requisite corporate power and authority to carry on its business substantially as it is now being conducted.

          (b) CORPORATE AUTHORIZATION. Each of Cendant and CMS has all requisite power and authority to execute, deliver and perform this Agreement and the transactions contemplated hereby, and the execution, delivery and performance by each of Cendant and CMS of this Agreement have been duly authorized by all requisite action by each of Cendant and CMS. The board of directors of Cendant has authorized the issuance of the Cendant Shares in connection with the payment of the Adjustment Amount. This Agreement has been duly executed and delivered by each of Cendant and CMS and, assuming due execution by Seller and LDIG, this Agreement constitutes a legal and binding obligation of each of Cendant and CMS, enforceable against each of Cendant and CMS in accordance with its terms, subject to applicable bankruptcy, insolvency, reorganization, fraudulent conveyance, moratorium or other similar laws relating to or affecting creditors' rights generally, and to general principles of equity (whether considered in a proceeding in equity or at law).

          (c) VALIDITY OF SHARES. (i) CENDANT SHARES. The Cendant Shares, when issued, sold, and delivered to Seller in accordance with the terms of this Agreement, (A) will be duly and validly issued, fully paid, non-assessable and will be free of any Liens other than Liens imposed as a result of actions by Seller or its affiliates, (B) the offer and sale of such securities to Seller is not required to be registered under the Securities Act of 1933, as amended (the "Securities Act"), and (C) securities of the same class as the Cendant Shares are listed for trading, and trading thereon is not suspended, on the NYSE. Upon delivery to Seller, Cendant will pass valid title to the Cendant Shares and there are no Liens in respect of the Cendant Shares, other than Liens resulting from any action(s) by Seller or its affiliates.

          (ii) CENDANT REGISTRATION STATEMENT. Cendant filed with the SEC on April 27, 2001 a Registration Statement on Form S-3 to register under the Securities Act the resale by Seller of the Cendant Shares (the "Cendant Registration Statement"), and the Cendant Registration Statement has not been amended or supplemented since the date of filing. The SEC has notified Cendant that it does not intend to review the Cendant Registration Statement and that, subject to filing an amendment disclosing the exact number of Cendant Shares and providing to the SEC a written notice requesting that the Cendant Registration Statement be declared effective under the Securities Act, Cendant knows of no reason why the Cendant Registration Statement would not be declared effective promptly following the filing of such amendment and the making of such written request. As of the effective date of the Cendant Registration Statement, (A) the resale of the Cendant Shares by Seller will be duly registered under the Securities Act pursuant to the Cendant Registration Statement and no stop order will be issued or threatened with respect to such registration statement and no person will have initiated or threatened to initiate any proceeding for that purpose, (B) the information contained in the Cendant Registration Statement will be true and accurate in all material respects, and will not include any untrue statement of a material fact or omit to state any material fact required to be stated therein or necessary to make the statements therein not misleading in the light of the circumstances under which they were made, (C) the Cendant Shares may be resold by Seller without restriction other than as set forth herein and in compliance with the plan of distribution set forth in the prospectus included as part of the Cendant Registration Statement and customary prospectus delivery requirements (to the extent applicable), and (D) the Cendant Shares shall be listed for trading, and trading thereon shall not be suspended, on the NYSE. As of the date hereof, (W) the SEC has not requested any amendment or supplements to the Cendant Registration Statement other than a request to specify the exact number of Cendant Shares being registered for resale, (X) no stop order has been issued or threatened with respect to the Cendant Registration Statement and no person has initiated or threatened to initiate any proceeding for that purpose, (Y) the information contained in the Cendant Registration Statement is true and accurate in all material respects, and does not include any untrue statement of material fact or omit to state any material fact required to be stated therein or necessary to make the statements therein not misleading in the light of the circumstances under which they were made, and (Z) the Cendant Shares may be resold by Seller immediately after the Cendant Registration Statement has been declared effective by the SEC without restriction other than as set forth herein and in compliance with the plan of distribution set forth in the prospectus included as part of the Cendant Registration Statement and customary prospectus delivery requirements (to the extent applicable).

          (iii) HOMESTORE SHARES. The Homestore Shares, when sold and delivered to Seller in accordance with the terms of this Agreement, (A) have been duly and validly issued, and are fully paid, and non-assessable,
(B) have been offered and sold to Seller pursuant to an effective registration statement registering such shares under the Securities Act,
(C) may be resold publicly by Seller on The Nasdaq Stock Market immediately after the delivery thereof pursuant to this Agreement without registration under the Securities Act or any state securities laws or delivery of a prospectus relating to such shares, and (D) securities of the same class as the Homestore Shares are listed for trading, and trading thereon is not suspended, on The Nasdaq Stock Market. Upon delivery to Seller, CMS will pass valid title to the Homestore Shares and there are no Liens in respect of the Homestore Shares, other than Liens resulting from any action(s) of Seller or its affiliates. Seller will take the Homestore Shares free and clear of any obligations owed to Homestore and neither Seller nor LDIG shall be deemed a "selling stockholder" as such term is used in the registration statement in respect of the Homestore Shares.

          (d) SEC REPORTS. Since January 1, 2001, Cendant has filed all required reports, schedules, forms, registration statements and other documents, including exhibits and all other information incorporated therein (the "Cendant SEC Documents"), with the SEC. As of their respective dates, the Cendant SEC Documents complied in all material respects with the requirements of the Securities Act, or the Securities Exchange Act of 1934, as amended (the "Exchange Act"), as the case may be, and the rules and regulations of the SEC promulgated thereunder applicable to such Cendant SEC Documents, and none of the Cendant SEC Documents when filed (as amended and restated and as supplemented by subsequently filed Cendant SEC Documents) contained any untrue statement of a material fact or omitted to state a material fact required to be stated therein or necessary in order to make the statements therein, in light of the circumstances under which they were made, not misleading.

          (e) REQUIRED APPROVALS; NOTICES AND CONSENTS. Except as described herein, no consent or approval of, other action by, or any notice to, any governmental body or agency, domestic or foreign, or any third party is required in connection with the execution and delivery by Cendant or CMS of this Agreement or the consummation by Cendant or CMS of the transaction contemplated hereby.

          (f) NO ADDITIONAL REPRESENTATIONS. THE REPRESENTATIONS AND WARRANTIES SET FORTH IN THIS SECTION 4 ARE THE ONLY REPRESENTATIONS AND WARRANTIES MADE BY CENDANT AND CMS. EXCEPT AS SPECIFICALLY SET FORTH HEREIN, ALL WARRANTIES, EXPRESS OR IMPLIED, ARE HEREBY DISCLAIMED AND EXCLUDED, INCLUDING WARRANTIES OF MERCHANTABILITY AND FITNESS FOR A PARTICULAR PURPOSE. IN NO EVENT SHALL CENDANT OR CMS BE LIABLE FOR SPECIAL, INCIDENTAL OR CONSEQUENTIAL DAMAGES.

          5. POST-CLOSING COVENANTS. In the event Cendant elects to deliver the Cendant Shares in payment of the Adjustment Amount, then following the Closing, (a) Cendant shall:

               (i) promptly prepare and file with the Commission such amendments and supplements to the Cendant Registration Statement relating to the Cendant Shares and the prospectus used in connection therewith as may be necessary to (x) have the Cendant Registration Statement declared effective by the SEC as promptly as practicable after the Determination Date and (y) keep the Cendant Registration Statement effective and to continue to comply with the provisions of the Securities Act with respect to the disposition of all Cendant Shares until such time as all Cendant Shares have been disposed of in accordance with the intended methods of disposition set forth in the Cendant Registration Statement;

               (ii) furnish to Seller such number of conformed copies of the Cendant Registration Statement and of each such amendment and supplement thereto (in each case including all exhibits), such number of copies of the prospectus contained in the Cendant Registration Statement (including each preliminary prospectus and any summary prospectus) and any other prospectus filed under Rule 424 under the Securities Act, in conformity with the requirements of the Securities Act, and such other documents, as Seller may reasonably request in order to facilitate the public sale or other disposition of the Cendant Shares;

               (iii) use its reasonable efforts to register or qualify all Cendant Shares and other securities covered by the Cendant Registration Statement under such other securities laws or blue sky laws of such jurisdictions as Seller shall reasonably request, to keep such registrations or qualifications in effect for so long as the Cendant Registration Statement remains in effect, and take any other action which may be reasonably necessary or advisable to consummate the disposition in such jurisdictions of the Cendant Shares, except that Cendant shall not for any such purpose be required to qualify generally to do business as a foreign corporation or dealer in any jurisdiction wherein it would not but for the requirements of this
     Section 5 be obligated to be so qualified, to subject itself to taxation in any such jurisdiction, to conform its capitalization or the composition of its assets at the time to the securities or blue sky laws of such jurisdiction or to consent to general service of process in any such jurisdiction;

               (iv) notify Seller promptly and confirm such advice in writing promptly thereafter:

                    (A) when any prospectus supplement or post-effective amendment to the Cendant Registration Statement has been filed, and, with respect to any post-effective amendment, when the same has become effective;

                    (B) of any request by the Commission for amendments or supplements to the Cendant Registration Statement or the prospectus or for additional information;

                    (C) of the issuance by the Commission of any stop order suspending the effectiveness of the Cendant Registration Statement or the initiation of any proceedings by any person for that purpose;

                    (D) if at any time the representations and warranties of Cendant contained herein relating to the Cendant Registration Statement cease to be true and correct; and

                    (E) of the receipt by Cendant of any notification with respect to the suspension of the qualification of any Cendant Shares for sale under the securities or blue sky laws of any jurisdiction or the initiation or threat of any proceeding for such purpose;

               (v) notify Seller, at any time when a prospectus relating to the Cendant Registration Statement is required to be delivered under the Securities Act, upon Cendant's discovery that, or upon the happening of any event as a result of which, the prospectus included in the Cendant Registration Statement, as then in effect, includes an untrue statement of a material fact or omits to state any material fact required to be stated therein or necessary to make the statements therein not misleading in the light of the circumstances under which they were made, and as soon as practicable prepare and furnish to Seller, a reasonable number of copies of a supplement to or an amendment of such prospectus as may be necessary so that, as thereafter delivered to the purchasers of such securities, such prospectus shall not include an untrue statement of a material fact or omit to state a material fact required to be stated therein or necessary to make the statements therein not misleading in the light of the circumstances under which they were made;

               (vi) use its reasonable efforts to obtain the withdrawal of any order suspending the effectiveness of the Cendant Registration Statement at the earliest possible moment;

               (vii) cooperate with Seller and each broker participating in the disposition of the Cendant Shares and their respective counsel in connection with any filings required to be made with the NYSE;

               (viii) during the period when a prospectus is required to be delivered under the Securities Act, promptly file all documents required to be filed with the Commission pursuant to Sections 13(a), 13(c), 14 or 15(d) of the Exchange Act;

               (ix) otherwise use its reasonable efforts to comply with all applicable rules and regulations of the Commission, and make available to its security holders, as soon as reasonably practicable, an earnings statement covering the period of at least twelve months, but not more than eighteen months, beginning with Cendant's first full calendar quarter after the effective date of the Cendant Registration Statement, which earnings statement shall satisfy the provisions of
     Section 11(a) of the Securities Act and Rule 158 thereunder; and

               (x) not amend or modify the plan of distribution set forth in the prospectus included as a part of the Cendant Registration Statement as filed with the SEC on April 27, 2001 or any of the information relating to Seller or LDIG therein without the prior written consent of LDIG; and

          (b) Seller shall furnish Cendant in writing such information regarding Seller and the distribution of the Cendant Shares as Cendant may from time to time reasonably request in writing.

          (c) Cendant will not file any amendment or any prospectus supplement to the Cendant Registration Statement (excluding documents incorporated by reference which constitute required reports under the Exchange Act) to which Seller shall reasonably object, provided that Cendant may file such documents in a form required by law or upon the advice of its counsel.

          6. STOP TRANSFER ORDERS, LEGENDS. The stock certificates representing the Cendant Shares shall bear legends and be subject to stop transfer orders in accordance with the following legend (in addition to any legend required under applicable state securities laws):

               THE SHARES REPRESENTED BY THIS CERTIFICATE HAVE NOT BEEN REGISTERED UNDER THE SECURITIES ACT OF 1933, AS AMENDED (THE "ACT"), AND HAVE BEEN ACQUIRED FOR INVESTMENT AND NOT WITH A VIEW TO, OR IN CONNECTION WITH, THE SALE OR DISTRIBUTION THEREOF. SUCH SHARES MAY NOT BE SOLD OR TRANSFERRED IN THE ABSENCE OF SUCH REGISTRATION UNLESS THE COMPANY RECEIVES AN OPINION OF COUNSEL REASONABLY ACCEPTABLE TO IT STATING THAT SUCH SALE OR TRANSFER IS EXEMPT FROM THE REGISTRATION AND PROSPECTUS DELIVERY REQUIREMENTS OF SAID ACT.

          Upon request of Seller following the Cendant Registration Statement being declared effective, Cendant shall cause its transfer agent to promptly remove the legend set forth above from the certificate(s) evidencing the Cendant Shares or issue to Seller new certificates therefor free of such legend.

          7. PUBLIC ANNOUNCEMENTS. Except as otherwise agreed to by the parties hereto, no party shall issue any report, statement or press release or otherwise make any public statements with respect to this Agreement and the transactions contemplated hereby, except as in the reasonable judgement of such party may be required by law or in connection with its obligations as a publicly-held, exchange-listed company, in which case the parties will use their reasonable best efforts to reach mutual agreement as to the language of any such report, statement or press release.

          8. MATERIAL DEVELOPMENTS. Cendant may suspend the use of the Cendant Registration Statement for sales of the Cendant Shares for a period of time, not to exceed 90 days in any 12 month period, if (x) Cendant determines that the continued use of the Cendant Registration Statement would require Cendant to disclose a material financing, acquisition or other corporate development of Cendant or any of its affiliates and Cendant shall have determined that such disclosure is not in the best interests of Cendant and shall have advised Seller in writing of such suspension and (y) Cendant has simultaneously suspended sales of Cendant Common Stock under all other then outstanding registration statements for the resale or sale of Cendant Common Stock and/or suspended filing of any such registration statements as a result of such event. The period of suspension of sales of Cendant Shares by Seller shall not exceed the period during which sales by other selling stockholders of Cendant Common Stock are similarly suspended.

          9. REPURCHASE OBLIGATIONS. Notwithstanding the foregoing, in the event (i) the Cendant Registration Statement is not declared effective by the SEC prior to the close of business on the third business days following the Determination Date or (ii) Cendant suspends sales of Cendant Shares under the Cendant Registration Statement pursuant to Section 8 or otherwise, (x) at any time during the two (2) trading days following (but not including) the effective date of the Cendant Registration Statement (such two day period, the "Initial Period"), or (y) for a period of three
(3) trading day (whether consecutively or in the aggregate) during the ten
(10) trading days immediately succeeding the end of the Initial Period, then Cendant will, promptly offer in writing to repurchase all Cendant Shares then owned by Seller at the per share price used for purposes of determining the Adjustment Amount pursuant to Section 1(b) hereof payable in cash, and if such offer is accepted in writing by Seller within two (2) business days of delivery thereof, repurchase such shares within three (3) business days of such election by Seller.

          10. MISCELLANEOUS. (a) ENTIRE AGREEMENT. This Agreement constitutes the entire agreement of the parties relating to the subject matter hereof and supersedes other prior agreements and understandings between the parties both oral and written regarding such subject matter.

          (b) SEVERABILITY. Any provision of this Agreement that is held by a court of competent jurisdiction to violate applicable law shall be limited or nullified only to the extent necessary to bring the Agreement within the requirements of such law.

          (c) NOTICES. Any notice required or permitted by this Agreement must be in writing and must be sent by facsimile, by nationally recognized commercial overnight courier, or mailed by United States registered or certified mail, addressed to the other party at the address below or to such other address for notice (or facsimile number, in the case of a notice by facsimile) as a party gives the other party written notice of in accordance with this Section 10(c). Any such notice will effective as of the date of receipt.

     (i)  if to Cendant, to:

                Cendant Corporation
                9 West 57th Street
                37th Floor
                New York, New York 10019
                Fax:  (212) 413-1922
                Attention:   Eric J. Bock
                             Senior Vice President, Legal

     (ii)  if to Seller or LDIG, to:

                Liberty Digital Inc.
                12312 W. Olympic Blvd.
                Los Angeles, CA  90064
                Fax: (310) 209-3606
                Attention:  Mark D. Rozells
                            Exec. Vice President and Chief Financial Officer

           with a copy (which shall not constitute effective notice) to:

                Baker Botts, L.L.P.
                599 Lexington Avenue
                New York, New York  10022
                Fax:  (212) 705-5125
                Attention:  Frederick H. McGrath


          (d) GOVERNING LAW; JURISDICTION. This Agreement shall be governed by, enforced under and construed in accordance with the laws of the State of New York, without giving effect to any choice or conflict of law provision or rule thereof. Each of the parties hereto hereby irrevocably and unconditionally consents to submit to the exclusive jurisdiction of the courts of the State of New York and of the United States of America in each case located in the County of New York for any litigation arising out of or relating to this Agreement and the transactions contemplated hereby (and agrees not to commence any litigation relating thereto except in such courts) and further agrees that service of any process, summons, notice or document by U.S. registered mail to its respective address set forth in
Section 10(c) (or to such other address for notice that such party has given the other party written notice of in accordance with Section 10(c)) shall be effective service of process for any litigation brought against it in any such court. Each of the parties hereto hereby irrevocably and unconditionally waives any objection to the laying of venue of any litigation arising out of this Agreement or the transactions contemplated hereby in the courts of the State of New York or of the United States of America in each case located in the County of New York and hereby further irrevocably and unconditionally waives and agrees not to plead or claim in any such court that any such litigation brought in any such court has been brought in an inconvenient forum.

          (e) DESCRIPTIVE HEADINGS. The descriptive headings herein are way be construed to define, limit, describe, explain, modify, amplify, or add to the interpretation, construction or meaning of any provision of, or scope or intent of, this Agreement nor in any way affect this Agreement.

          (f) COUNTERPARTS. This Agreement may be signed in counterparts and all signed copies of this Agreement will together constitute one original of this Agreement. This Agreement shall become effective when each party hereto shall have received counterparts thereof signed by all the other parties hereto.

          (g) ASSIGNMENT. Neither this Agreement nor any of the rights, interests or obligations hereunder shall be assigned by any of the parties hereto (whether by operation of law or otherwise) without the prior written consent of the other party. Subject to the preceding sentence, this Agreement will be binding upon, inure to the benefit of and be enforceable by the parties and their respective successors and permitted assigns.


                            [signatures follow]



          IN WITNESS WHEREOF, the parties hereto have caused their authorized representatives to execute this Agreement on the date first written above.


                              LIBERTY DIGITAL, INC.

                              By: /s/ Mark D. Rozells
                                  ----------------------------------------
                                  Name: Mark D. Rozells
                                  Title:  Executive Vice President and
                                             Chief Financial Officer


                              LDIG MOVE, INC.

                              By: /s/ Mark D. Rozells
                                  ----------------------------------------
                                     Name:  Mark D. Rozells
                                     Title:


                              CENDANT CORPORATION

                              By: /s/ Eric J. Bock
                                  ----------------------------------------
                                     Name:  Eric J. Bock
                                     Title:  Senior Vice President, Legal


                              CENDANT MEMBERSHIP SERVICES
                                  HOLDINGS, INC.

                              By: /s/ Eric J. Bock
                                  ----------------------------------------
                                     Name:  Eric J. Bock
                                     Title: